                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 12, 1995


                       SERVICE CORPORATION INTERNATIONAL
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                 TEXAS                                 1-6402-1                         74-1488375
--------------------------------------------------------------------------------------------------------------
        (State or other jurisdiction of            (Commission file          (I. R. S. employer identification
        incorporation or organization)                  number)                           number)


   1929 ALLEN PARKWAY, HOUSTON, TEXAS                                                      77019
--------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                                (Zip code)

                                 (713) 522-5141
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

        (Note: The information in this Form 8-K repeats the information presented under "Unaudited Pro Forma Combined Financial Information" in "Item
7. Financial Statements and Exhibits" of the Company's Form 8-K dated September 5, 1995, except that the information in this Form 8-K includes a revised caption appearing on the Unaudited Pro Forma Combined Balance Sheet on page 5 hereof).

              Unaudited Pro Forma Combined Financial Information

        In July 1995, Service Corporation International (the "Company") entered into an agreement with Lyonnaise des Eaux S.A. ("LDE"), a French company, to purchase LDE's funeral service business. LDE's funeral service business is comprised of an approximate 51% ownership interest in Omnium de Gestion et de Financement S.A. ("OGF") which, in turn, owns approximately 65% of Pompes Funebres Generales S.A. ("PFG") and, together with OGF, ("OGF/PFG"). On August 25, 1995, the Company acquired the approximately 51% interest in OGF for US $233,358,000. The Company is making public tender offers for the remaining shares of OGF and PFG with the intent to acquire 100% of the outstanding shares of both companies. On August 30, 1995, the Company owned shares representing 70.0% of OGF and 75.3% of PFG. OGF/PFG is the largest funeral service organization in Europe. OGF/PFG operates over 950 funeral service locations that performed over 154,000 funerals throughout France in 1994. OGF/PFG also operates funeral locations in Belgium, the Czech Republic, Italy, Singapore and Switzerland that performed approximately 14,000 funerals in 1994. Included in OGF/PFG operations is a coffin manufacturing business that sells the large majority of its product to OGF/PFG funeral operations and a funeral insurance business whose primary activity involves insurance policies sold in connection with OGF/PFG's prearranged funeral business. The Company intends that OGF/PFG will continue to operate their funeral service and related businesses. The total purchase price for OGF and the portion of PFG not owned by OGF is expected to be approximately US $607,206,000, based on a June 30, 1995 translation rate of US $.2062 to one French franc, consisting of US $589,570,000 of cash, the assumption of US $12,004,000 of OGF/PFG debt and associated expenses of US $5,632,000 (based on an August 25, 1995 translation rate of US$.1969 to one French franc, the total purchase price would be US$579,820,000. The net cost to the Company, taking into account the estimated available excess cash balances of OGF/PFG, is expected to be approximately US $424,026,000. In August 1995, the Company entered a 364-day revolving credit agreement ("French Revolving Credit Agreement") with Societe Generale, Southwest Agency, Credit Lyonnais Cayman Island Branch and Banque Nationale de Paris, Houston Agency. The French Revolving Credit Agreement allows for borrowings up to US $600,000,000 (which, at the option of the Company, can be borrowed in French francs or US dollars) to provide short-term financing for the purchase of OGF/PFG. The interest rate currently in effect is based on PIBOR plus 25 basis points (5.98% at August 25, 1995).

        In June 1995, the Company entered into an agreement to acquire Gibraltar Mausoleum Corporation and four related Subchapter S Corporations (collectively, "Gibraltar"). Gibraltar, a private funeral and cemetery company based in Indianapolis, Indiana, owns and operates 23 funeral homes and 54 cemeteries. Subject to regulatory approval, the Company expects to complete the Gibraltar transaction during the fourth quarter of 1995 for a purchase price of approximately $268,895,000 consisting of 3,286,759 shares of Company common stock (based on an average price of $35 per share on August 25, 1995), $146,668,000 in cash, the assumption of $5,425,000 of Gibraltar debt and associated expenses of $1,765,000. Such common stock of the Company is registered with the Securities and Exchange Commission and will be issued under the Company's existing shelf registration. The cash portion of the purchase price will be borrowed under the Company's existing revolving credit facilities (5.90% at August 25, 1995).

        In July 1995, the Company entered into an agreement to acquire the shares of Service Corporation International Canada ("SCIC") not already owned by the Company. SCIC owns 74 funeral homes and three cemeteries in Canada. This transaction will eliminate the approximate 31% minority ownership interest in SCIC and will make SCIC a wholly owned subsidiary of the Company. This transaction has been approved by the minority shareholders of SCIC and was completed on September 5, 1995. The purchase price will be approximately US $61,293,000 (based on a June 30, 1995 translation rate of US $.7287 to one Canadian dollar) and will be financed through borrowings under the Company's existing revolving credit facilities in Canadian dollars at an interest rate based on a Canadian banker's acceptance rate plus 25 basis points (6.71% at August 25, 1995).

           In the third quarter of 1994, the Company acquired the two largest publicly traded funeral service providers in the United Kingdom, Great Southern Group plc ("GSG") and Plantsbrook Group plc ("PG"). PG was an equity investee of OGF before being purchased by the Company. GSG and PG owned a combined 534 funeral homes, 13 crematories and two cemeteries. The purchase price of approximately US $508,000,000 was financed using a portion of the net proceeds from the Company's December 1994 public offerings, consisting of common stock (7,700,000 shares issued in December 1994 and 780,000 shares issued in January 1995 at a net price of $24.70 per share), $172,500,000 of preferred securities of SCI Finance LLC (a wholly owned subsidiary of the Company) and $200,000,000 of 8.375% fixed rate notes due 2004, long-term fixed rate borrowings, other revolving credit borrowings and debt assumed by the Company. Both GSG and PG have been consolidated with the Company since September 1, 1994.

           In addition to the acquisitions discussed above, during 1994 and the six months ended June 30, 1995, the Company continued to acquire funeral and cemetery operations in the United States, Australia, Canada and the United Kingdom. During such period, the Company acquired 232 funeral homes and 52 cemeteries (the "1994 and 1995 Other Acquired Companies") in 120 separate transactions for an aggregate purchase price of approximately US $515,000,000 in the form of combinations of cash, Company common stock, issued and assumed debt, convertible debentures and retired loans receivable held by the Company's finance subsidiary.

           The following unaudited pro forma combined balance sheet as of June 30, 1995 has been prepared assuming the acquisitions by the Company of 100% of the outstanding shares of OGF/PFG, Gibraltar and the minority interest of SCIC took place on June 30, 1995. The unaudited pro forma combined statements of income for the year ended December 31, 1994 and the six months ended June 30, 1995 have been prepared assuming the acquisitions by the Company of 100% of the outstanding shares of OGF/PFG, Gibraltar, the minority interest of SCIC, GSG, PG and the Other Acquired Companies took place at January 1, 1994. Such acquisitions are being accounted for under the purchase method of accounting. The historical revenues and expenses of GSG and PG and the Other Acquired Companies represent amounts recorded by those businesses for the period that they were not owned by the Company during the year ended December 31, 1994 and the six months ended June 30, 1995, respectively. The unaudited pro forma combined financial information may not be indicative of results that would actually have been obtained if these transactions had occurred on the dates indicated or which may be obtained in the future.

           For purposes of this unaudited pro forma combined financial information, it is assumed that the net proceeds of the Company's December 1994 public offerings were first applied toward the purchase price of GSG and PG (US $508,000,000 less US $31,258,000 of GSG and PG debt assumed by the Company) with the excess net proceeds (US $95,205,000) used to repay amounts outstanding under the Company's revolving credit facilities and to retire commercial paper. In addition, the unaudited pro forma combined financial information assumes that the acquisition of OGF/PFG is to be financed with borrowings under the French Revolving Credit Agreement.

           The historical financial statements of GSG and PG for the period not owned by the Company in 1994 were prepared in UK pound sterling in accordance with United Kingdom generally accepted accounting principles ("UK GAAP"). The historical financial statements of OGF/PFG as of June 30, 1995 and for the year ended December 31, 1994 and the six months ended June 30, 1995 were prepared in French francs in accordance with French generally accepted accounting practices ("F GAAP"). This information has been adjusted to present the historical financial statements in accordance with United States generally accepted accounting principles ("US GAAP") and translated into US dollars at the June 30, 1995 exchange rate for the balance sheet (US $.2062 to one French franc, US $.1969 at August 25, 1995) and at the average exchange rate for the respective statement of income periods presented (US $.1802 and US $.1983 for the year ended December 31, 1994 and six months ended June 30, 1995, respectively). The Company has not completed all appraisals and evaluations necessary to finalize OGF/PFG's or Gibraltar's purchase price allocation, and accordingly, actual adjustments that reflect appraisals and other evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments.

                       Service Corporation International
                   Unaudited Pro Forma Combined Balance Sheet
                                 June 30, 1995
                                  (Thousands)

                                                                 Historical                                 Pro Forma
                                                   ----------------------------------------        -----------------------------
                                                      The                                                            Combined
                                                    Company        OGF/PFG        Gibraltar          Adjustments       Total
                                                   ---------      ---------       ---------         -------------    -----------
Assets
Current assets:
  Cash and cash equivalents                        $  20,251     $  203,800       $  1,276          $(183,180) (F11)  $   42,147
  Receivables, net of allowances                     347,790         59,013         67,021               (215) (G2)      435,758
                                                                                                      (37,851) (G3)
  Inventories                                         72,192         46,240         16,207            (13,776) (G4)      120,863
  Other                                                7,814         33,171         -                  -                  40,985
                                                  ----------     ----------       --------          ---------         ----------
       Total current assets                          448,047        342,224         84,504           (235,022)           639,753

Investments - insurance subsidiary                    -             531,726         -                  -                 531,726
Prearranged funeral contracts                      1,537,085         -               3,878             82,350  (G2)    1,623,313
Long-term receivables                                615,355         -              -                  44,137  (G1)      701,372
                                                                                                       37,851  (G3)
                                                                                                        4,029  (G5)
Cemetery property, at cost                           812,198         -              17,214             13,776  (G4)    1,142,675
                                                                                                      286,987  (G10)
                                                                                                       12,500  (C1)
Property, plant and equipment, at cost (net)         909,857        222,545         31,778            103,932  (F4)    1,268,112
Deferred charges and other assets                    233,258         49,661          9,629             25,521  (F5)      298,660
                                                                                                      (19,409) (F7)
Goodwill                                              -              16,910         10,579            (10,579) (G13)      -
                                                                                                      (16,910) (F6)
Names and reputations (net)                          888,975         -              -                  37,626  (C1)    1,043,833
                                                                                                      117,232  (F9)
                                                  ----------     ----------       --------          ---------         ----------
       Total assets                               $5,444,775     $1,163,066       $157,582          $ 484,021         $7,249,444
                                                  ==========     ==========       ========          =========         ==========
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued liabilities        $  191,547     $  132,802       $ 13,816          $   1,765  (G11)  $  345,562
                                                                                                        5,632  (F2)
  Income taxes                                        32,351          6,700         -                  -                  39,051
  Current maturities of long-term debt                21,217          3,332         15,700            (15,700) (G9)       24,549
                                                  ----------     ----------       --------          ---------         ----------
       Total current liabilities                     245,115        142,834         29,516             (8,303)           409,162

Long-term debt                                     1,579,918          8,672         37,709            146,668  (G8)    2,208,366
                                                                                                      (32,284) (G9)
                                                                                                       61,293  (C1)
                                                                                                      589,570  (F10)
                                                                                                     (183,180) (F11)
Deferred income taxes                                275,162         15,421         14,329            100,445  (G12)     442,268
                                                                                                        5,500  (C1)
                                                                                                       31,411  (F8)
Other liabilities                                    278,475        137,242         18,846             44,137  (G1)      388,492
                                                                                                        4,029  (G5)
                                                                                                      (16,667) (C1)
                                                                                                      (79,107) (F3)
                                                                                                        1,537  (F4)
Deferred prearranged funeral contracts             1,597,454        520,220          6,935             92,859  (G2)    2,217,468
Company-obligated, mandatorily redeemable,
  convertible preferred securities of
  SCI Finance LLC, whose principle asset is
  a 6.25%, $216,315 note from the Company            172,500         -              -                  -                 172,500
Stockholders' equity                               1,296,151        338,677         50,247            (50,247) (G6)    1,411,188
                                                                                                      115,037  (G7)
                                                                                                     (338,677) (F1)
                                                  ----------     ----------       --------          ---------         ----------
       Total liabilities and stockholders'
         equity                                   $5,444,775     $1,163,066       $157,582          $ 484,021         $7,249,444
                                                  ==========     ==========       ========          =========         ==========


                       SERVICE CORPORATION INTERNATIONAL
            NOTES TO THE UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1995

CANADA
(C1) To record the acquisition of the approximate 31% minority interest of SCIC that the Company does not currently own. This includes eliminating the minority interest, increasing long-term debt for amounts assumed to be borrowed under the Company's existing revolving credit facilities to finance this transaction, increasing cemetery property to estimated fair value, recording deferred taxes on the allocation of purchase price (at the Canadian statutory tax rate) and allocating the excess of the purchase price over the estimated fair value of SCIC net assets acquired to names and reputations.


GIBRALTAR
(G1) To record Gibraltar's cemetery merchandise and service receivable balances and related liabilities in accordance with the Company's accounting policies. These merchandise and service receivable balances were not afforded balance sheet recognition by Gibraltar.

(G2) To record Gibraltar's prearranged funeral contracts outstanding and the related deferred prearranged funeral contract revenues in accordance with the Company's accounting policies. These prearranged funeral contracts were not afforded balance sheet recognition by Gibraltar.

(G3) To reclassify Gibraltar's receivables not due within one year to long-term receivables. This entry conforms Gibraltar's unclassified balance sheet to the Company's classified balance sheet format.

(G4) To reclassify Gibraltar's cemetery inventories not expected to be sold within one year to cemetery property. This entry conforms Gibraltar's unclassified balance sheet to the Company's classified balance sheet format.

(G5) To reclassify amounts held in trust by Gibraltar related to sales of preconstruction mausoleums. Gibraltar netted the trust deposits against the related liability; however under the Company's accounting policies these amounts would be shown separately on the balance sheet.

(G6)  To eliminate the historical stockholders' equity of Gibraltar.

(G7) To reflect the net proceeds from the issuance of 3,286,759 shares of Company common stock issued in the Gibraltar transaction at an assumed price of $35 per share (based on an average stock price on August 25, 1995).

(G8) To reflect borrowings under the Company's existing revolving credit agreements and/or through the issuance of commercial paper to finance a portion of the purchase price of Gibraltar ($98,684,000) and the assumed repayment of a portion of Gibraltar debt ($47,984,000).

(G9)  To reflect the assumed repayment of Gibraltar debt.

(G10) To increase Gibraltar's cemetery property to estimated fair value.

(G11) To accrue costs anticipated to be incurred in connection with the acquisition of Gibraltar.

(G12) To provide for additional deferred income taxes for Gibraltar (at the Company's marginal tax rate) resulting from differences in the carrying values of net assets for financial statement and tax purposes.

(G13) To eliminate previously recorded Gibraltar goodwill.


OGF/PFG
(F1)  To eliminate the historical stockholders' equity of OGF/PFG.

(F2) To accrue estimated costs anticipated to be incurred in connection with the acquisition of OGF/PFG.

(F3) To eliminate OGF's historical minority interest in PFG. These unaudited pro forma combined financials assume 100% ownership of both OGF and PFG, which is the intent of the Company.

(F4)  To increase OGF/PFG's land and buildings to estimated fair value.

(F5) To record as an intangible asset the present value of future profits of OGF/PFG's life insurance subsidiary with respect to existing insurance contracts.

(F6)  To eliminate the previously recorded OGF/PFG goodwill.

(F7) To eliminate the previously recorded deferred acquisition costs of OGF/PFG's life insurance subsidiary.

(F8) To provide for additional deferred income taxes (at the French statutory tax rate) for OGF/PFG resulting from differences in the carrying values of net assets for financial statement and tax purposes.

(F9) To allocate the excess of the purchase price over the estimated fair value of OGF/PFG's net assets acquired to names and reputations.

(F10) To reflect the borrowings under the French Revolving Credit Agreement for the OGF/PFG purchase.

(F11) To reflect the partial repayment of amounts borrowed under the French Revolving Credit Agreement from cash that was acquired in the acquisition of OGF/PFG.

                                                                             (8)

The following adjustments were made to the historical financials of OGF/PFG in order to restate historical financial statements to US GAAP:

                                                    Historic Amounts                           As reported in Unaudited
                                                Converted to US Dollars     Adjustments to        Pro Forma Combined
                                                       in F GAAP               US GAAP               Balance Sheet
                                                -----------------------     --------------     ------------------------
Cash and cash equivalents . . . . . . . . . .        $      202,886         $        416  (1)          $    203,800
                                                                                     498  (3)
Receivables, net of allowance . . . . . . . .                55,746                3,267  (3)                59,013
Inventories . . . . . . . . . . . . . . . . .                46,240                    -                     46,240
Other . . . . . . . . . . . . . . . . . . . .                21,895                  836  (5)                33,171
                                                                                     577  (6)
                                                                                   9,863  (3)
                                                     --------------         ------------               ------------
  Total current assets  . . . . . . . . . . .               326,767               15,457                    342,224
Investments for prearranged funerals  . . . .                     -              531,726  (3)               531,726
Property, plant and equipment at cost (net) .               182,778                4,199  (2)               222,545
                                                                                  (4,319) (4)
                                                                                  39,887  (3)
Deferred charges and other assets . . . . . .                47,311                2,350  (3)                49,661
Names and reputations . . . . . . . . . . . .                16,910                    -                     16,910
                                                     --------------         ------------               ------------
  Total assets  . . . . . . . . . . . . . . .        $      573,766         $    589,300               $  1,163,066
                                                     ==============         ============               ============

Accounts payable and accrued liabilities  . .        $      114,521         $     10,594  (4)          $    132,802
                                                                                     879  (6)
                                                                                   6,808  (3)
Income taxes  . . . . . . . . . . . . . . . .                 6,559                  141  (3)                 6,700
Current maturities of long-term debt  . . . .                 3,043                  289  (2)                 3,332
                                                     --------------         ------------               ------------
  Total current liabilities   . . . . . . . .               124,123               18,711                    142,834
Long-term debt  . . . . . . . . . . . . . . .                 5,217                3,455  (2)                 8,672
Deferred income taxes . . . . . . . . . . . .                 2,384                1,028  (5)                15,421
                                                                                  (3,505) (6)
                                                                                  15,514  (3)
Other liabilities . . . . . . . . . . . . . .               140,730                  150  (1)               137,242
                                                                                      61  (2)
                                                                                 (14,913) (4)
                                                                                     120  (5)
                                                                                   9,380  (6)
                                                                                   1,714  (3)
Deferred prearranged funeral contracts  . . .                     -              520,220  (3)               520,220
Stockholders' equity  . . . . . . . . . . . .               301,312                  266  (1)               338,677
                                                                                     394  (2)
                                                                                  43,193  (3)
                                                                                    (312) (5)
                                                                                  (6,176) (6)
                                                     --------------         ------------               ------------
  Total liabilities and stockholders' equity.        $      573,766         $    589,300               $  1,163,066
                                                     ==============         ============               ============

-----------
*One French franc equivalent to $.2062, which represents the rate at June 30, 1995.

(1) To record the effect of Statement of Financial Accounting Standards ("FAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities".
(2) To record capital leases to comply with FAS No. 13 "Accounting for Leases".
(3) To consolidate OGF/PFG's wholly owned life insurance subsidiary, which was recorded under the equity method of accounting by OGF/PFG, to comply with FAS No. 94 "Consolidation of All Majority-Owned Subsidiaries", FAS No. 60 "Accounting and Reporting by Insurance Enterprises" and FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments".
(4) To reclassify a portion of other liabilities to current liabilities and eliminate negative goodwill in accordance with Accounting Principles Board Opinion No. 16.
(5)   To record FAS No. 109 "Accounting for Income Taxes".
(6) To record FAS No. 87 "Employers' Accounting for Pensions" and FAS No. 106 "Employers' Accounting for Post-retirement Benefits Other Than
      Pensions".

                       Service Corporation International
                Unaudited Pro Forma Combined Statement of Income
                          Year Ended December 31, 1994
                     (Thousands, except per share amounts)


                                                                           1994  Transactions
                                                             -----------------------------------------------
                                                             1994 Historical             Pro Forma
                                                             ---------------    ----------------------------
                                                 The          GSG & PG and                           1994
                                               Company       Other Acquired                        Combined
                                              Historical       Companies         Adjustments       Subtotal
                                              ----------      --------------     -----------      ----------
Revenues                                      $1,117,175        $135,008         $1,146  (A)      $1,253,329

Costs and expenses                              (775,980)       (113,145)          (770) (A)        (885,195)
                                                                                  3,918  (B)
                                                                                  3,757  (C)
                                                                                   (217) (D)
                                                                                 (4,685) (E)
                                                                                  2,502  (F)
                                                                                   (291) (G)
                                                                                   (284) (H)
                                              ----------        --------        -------           ----------
Gross profit                                     341,195          21,863          5,076              368,134

General and administrative expenses              (51,700)           -              -                 (51,700)
                                              ----------        --------        -------           ----------
Income from operations                           289,495          21,863          5,076              316,434

Interest expense                                 (80,123)         (2,588)          (165) (A)         (86,057)
                                                                                 (3,860) (B)
                                                                                    936  (I)
                                                                                  1,451  (J)
                                                                                  4,379  (K)
                                                                                (15,354) (L)
                                                                                  2,414  (M)
                                                                                  6,853  (N)

Dividends on preferred securities
  of SCI Finance LLC                                (539)           -           (10,242) (O)         (10,781)
Other income (expense)                            10,188             201           -                  10,389
Gain on sale of subsidiaries                        -               -              -                    -
                                              ----------        --------        -------           ----------
Income before income taxes                       219,021          19,476         (8,512)             229,985
Provision for income taxes                       (87,976)         (7,240)         3,015  (P)         (92,201)
                                              ----------        --------        -------           ----------
Net income                                      $131,045         $12,236        $(5,497)            $137,784
                                              ==========        ========        =======           ==========
Earnings per share:
     Primary                                       $1.51                                               $1.44
                                              ==========                                          ==========
     Fully diluted                                 $1.43                                               $1.36
                                              ==========                                          ==========
                                                                                  1,073  (Q)
     Primary weighted average shares              86,926                          7,974  (R)          95,973
                                              ==========                                          ==========
                                                                                  1,156  (Q)
     Fully diluted weighted                                                       7,974  (R)
        average shares                            97,408                          5,450  (S)         111,988
                                              ==========                                          ==========

                                                                        1995  Transactions
                                               -------------------------------------------------------------------------
                                                          1994 Historical                             Pro Forma
                                               ---------------------------------------        --------------------------
                                                                               Other
                                                                              Acquired                         Combined
                                                OGF/PFG       Gibraltar      Companies        Adjustments       Total
                                               --------       ---------      ---------        -----------    -----------
Revenues                                       $509,141        $96,270        $73,505        $ (4,993)(G1)    $1,924,574
                                                                                               (1,902)(G2)
                                                                                               (5,301)(G3)
                                                                                                4,525 (G4)

Costs and expenses                             (471,390)       (81,785)       (65,401)          4,993 (G1)    (1,479,374)
                                                                                                  830 (G2)
                                                                                                7,134 (G3)
                                                                                               (3,260)(G4)
                                                                                                2,038 (G5)
                                                                                                  159 (G6)
                                                                                               (1,435)(G7)
                                                                                                1,221 (O1)
                                                                                                 (941)(C1)
                                                                                                  (63)(C2)
                                                                                                1,594 (F1)
                                                                                               (2,561)(F2)
                                                                                               22,253 (F3)
                                                                                              (10,547)(F4)
                                                                                                  (51)(F5)
                                                                                                  682 (F6)
                                                                                                2,351 (F7)
                                               --------        -------        -------        --------        -----------
Gross profit                                     37,751         14,485          8,104          16,726            445,200

General and administrative expenses                -              -              -               -               (51,700)
                                               --------        -------        -------        --------        -----------
Income from operations                           37,751         14,485          8,104          16,726            393,500

Interest expense                                 (5,667)        (3,279)        (1,175)           (620)(G4)      (134,016)
                                                                                                3,465 (G8)
                                                                                               (6,747)(G9)
                                                                                               (8,742)(O1)
                                                                                               (3,530)(C3)
                                                                                              (31,429)(F8)
                                                                                                9,765 (F9)

Dividends on preferred securities
  of SCI Finance LLC                               -              -              -               -               (10,781)

Other income (expense)                          (12,408)           (83)          -              2,227 (C4)        13,843
                                                                                               (6,681)(F10)
                                                                                               20,399 (F11)
Gain on sale of subsidiaries                     57,474           -              -            (57,474)(F12)
                                               --------        -------        -------        --------        -----------
Income before income taxes                       77,150         11,123          6,929         (62,641)          (262,546)

Provision for income taxes                      (21,176)        (4,219)        (2,702)            496 (G10)     (104,613)
                                                                                                1,581 (C5)
                                                                                                2,933 (O2)
                                                                                               10,675 (F13)
                                               --------        -------        -------        --------        -----------
Net income                                      $55,974         $6,904         $4,227        $(46,956)          $157,933
                                               ========        =======        =======        ========         ==========
Earnings per share:
     Primary                                                                                                       $1.59
                                                                                                             ===========
     Fully diluted                                                                                                 $1.50
                                                                                                             ===========
                                                                                                  180 (O3)
     Primary weighted average shares                                                            3,287 (G11)       99,440
                                                                                                             ===========
     Fully diluted weighted                                                                       194 (O3)
        average shares                                                                          3,287 (G11)      115,469
                                                                                                             ===========

                       SERVICE CORPORATION INTERNATIONAL
         NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994


1994 TRANSACTIONS
(A) To record the acquisition of five separate businesses acquired at various dates by PG between January 1, 1994 and August 31, 1994 as if such acquisitions had occurred on January 1, 1994. Internally generated funds were used for the purchase of these businesses; however, for purposes of the unaudited pro forma combined statement of income, imputed interest expense, calculated on the purchase price, has been included at a rate of 6%, which approximated the Company's UK borrowing rate for the year 1994.

(B) To record a reduction to costs and expenses for the 1994 Other Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $7,019,000 offset in part by additional costs and expenses of $3,101,000 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

      Interest expense was added for debt and convertible debentures, issued in the purchase of the 1994 Other Acquired Companies, at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at the Company's weighted average borrowing rate of 4.60% for the year ended December 31, 1994 under its existing revolving credit facilities. At August 25, 1995, the borrowing rate was 5.90%.

(C) To eliminate corporate expenses, consisting primarily of duplicate personnel expenses, related to the acquisitions of GSG and PG.

(D) To record the additional depreciation expense (based on 50 year useful life and straight-line depreciation) on GSG's funeral home buildings resulting from the estimated change in fair value over historical cost.

(E) To record the amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of PG by the Company.

(F) To eliminate the historical GSG and PG goodwill amortization expense.

(G) To record the additional cost of GSG's cemetery and cremation memorialization interment rights sold.

(H) To record the estimated additional amortization expense from the expenses associated with the December 1994 issuances of preferred securities of SCI Finance LLC and $200,000,000 fixed rate notes of the Company.

(I) To reverse imputed interest expense recorded in the Company's historical financial statements, related to the acquisition of GSG and PG, that would not have occurred if these acquisitions had been completed on January 1, 1994.

(J) To reverse interest expense recorded in the Company's historical financial statements related to amounts borrowed under the Company's revolving credit agreements to partially fund the acquisitions of GSG and PG. This indebtedness would not have been necessary if the acquisition of GSG and PG had been funded with proceeds from the December 1994 public offerings.

(K) To record the estimated reduction in interest expense resulting from the assumed partial repayment of $95,205,000 of indebtedness under the Company's revolving credit agreements. Such repayment funds were derived from the net proceeds of the December 1994 public offerings available after the purchase of GSG and PG. The reduction was calculated using the Company's weighted average borrowing rate of 4.60% for the year ended December 31, 1994 under its revolving credit agreements and commercial paper borrowings.

(L) To record approximately 11 months of additional interest expense on the December 1994 $200,000,000 notes at annual interest rate of 8.375%.

(M) To record the estimated reduction in net interest expense achieved from a cross currency hedging transaction entered into by the Company in December 1994 as if such transaction had been entered into on January 1, 1994. This transaction effectively converts $272,500,000 of U.S. fixed rate indebtedness into floating rate UK pound sterling indebtedness, raising SCI's total UK pound sterling exposure to $472,500,000, which is comparable to the size of the acquisitions of GSG and PG.

(N) To reverse interest expense recorded in the Company's historical financial statements related to amounts borrowed under two bank facilities secured to temporarily fund the GSG and PG acquisitions. This indebtedness would not have been necessary if the acquisition of GSG and PG had been funded with proceeds from the December 1994 public offerings.

(O) To record the additional dividends at 6.25% on the preferred securities of SCI Finance LLC issued in December 1994 in order to present a full year of dividends.

(P)   To record the tax effect of the pro forma adjustments.

(Q) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1994 and December 31, 1994 in respect to the acquisition of the 1994 Other Acquired Companies would have been outstanding if all of such acquisitions had occurred as of January 1, 1994.

(R) To record the additional impact from the issuance of 7,700,000 shares in December 1994 and 780,000 shares in January 1995.

(S) To record the additional impact on the fully diluted weighted average number of shares of the preferred securities of SCI Finance LLC issued in December 1994.

1995 TRANSACTIONS
1995 OTHER ACQUIRED COMPANIES

(O1) To record a reduction to costs and expenses for the 1995 Other Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $3,983,000 offset in part by additional costs and expenses of $2,762,000 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

      Interest expense was added for debt and convertible debentures, issued in the purchase of the 1995 Other Acquired Companies, at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at the Company's weighted average borrowing rate of 4.60% for the year ended December 31, 1994 under its existing revolving credit facilities. At August 25, 1995, the borrowing rate was 5.90%.

(O2) To record the tax effect for the 1995 Other Acquired Companies pro forma adjustments.

(O3) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1994 and December 31, 1994 in respect to the acquisition of the 1995 Other Acquired Companies would have been outstanding if all of such acquisitions had occurred as of January 1, 1994.


CANADA
(C1) To record the additional amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of the SCIC minority interest.

(C2)  To record the additional cost of SCIC's cemetery interment rights sold.

(C3) To record the estimated interest expense for the purchase price of the SCIC minority interest ($61,293,000) assumed to have been borrowed by the Company under its existing revolving credit facilities. The calculation was based on a weighted average annual three month Canadian banker's acceptance borrowing rate plus 25 basis points for the year ended December 31, 1994 (5.76%). At August 25, 1995, the borrowing rate was 6.71%.

(C4)  To eliminate the 1994 SCIC minority interest charge.

(C5) To record the tax effect for SCIC's minority interest pro forma adjustments.

GIBRALTAR
(G1) To eliminate Gibraltar intercompany revenues and costs relating to cemetery construction activities.

(G2) To conform Gibraltar's prearranged funeral accounting to the Company's. The revenue adjustment includes $1,306,000 of revenue relating to earnings on amounts held in trust which Gibraltar recognized currently which would be deferred under the Company's accounting policies and $596,000 of revenue recognized by Gibraltar relating to certain prearranged funeral payments not required to be held in trust which would also be deferred under the Company's accounting policies. The adjustment to costs and expenses for $830,000 relates to prearranged funeral selling expenses that would be capitalized under the Company's accounting policies but were recognized currently by Gibraltar.

(G3) To conform Gibraltar's cemetery accounting to the Company's. This includes an adjustment to reclassify $5,301,000 of revenues and costs and expenses relating to contract cancellations. In addition, this adjustment includes a reduction of Gibraltar historical costs and expenses for $1,833,000, representing reduced cost accruals for certain cemetery sales.

(G4) To record the acquisition of five separate businesses acquired at various dates by Gibraltar between January 1, 1994 and December 31, 1994 as if such acquisitions had occurred on January 1, 1994.

(G5) To eliminate Gibraltar corporate expenses consisting primarily of former owner salaries and duplicate home office personnel expenses.

(G6)  To eliminate the historical Gibraltar goodwill amortization expense.

(G7) To record the additional cost of Gibraltar's cemetery interment rights sold.

(G8) To eliminate the interest expense on Gibraltar debt assumed to be repaid by the Company.

(G9) To record additional interest expense for the cash portion of the purchase price assumed to be borrowed by the Company under its existing revolving credit facilities. The Company's weighted average borrowing rate for such revolving credit facilities was 4.60% for the year ended December 31, 1994. At August 25, 1995, the borrowing rate was 5.90%.

(G10) To record the tax effect of Gibraltar's pro forma adjustments.

(G11) To reflect the issuance of 3,286,759 shares in respect to the acquisition of Gibraltar that would have been outstanding if the acquisition had occurred on January 1, 1994. The shares were assumed to be issued at $35 per share representing the average stock price on August 25, 1995.


OGF/PFG
(F1)  To eliminate the historical OGF/PFG goodwill amortization expense.

(F2) To record the amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of OGF/PFG by the Company.

(F3) To eliminate OGF/PFG's historical depreciation expense which was calculated using shorter depreciable asset lives than does the Company under its accounting policies. Additionally, OGF/PFG, for certain assets, used accelerated depreciation methods. The Company uses a straight-line method of depreciation expense recognition.

(F4) To record the depreciation expense on OGF/PFG's property, plant and equipment using the Company's depreciation policies based on the current fair value.

(F5) To record the amortization of the present value of future profits related to OGF/PFG's life insurance subsidiary, net of the amount allocated to policyholders, under French insurance regulations.

(F6) To eliminate the amortization of deferred acquisition costs related to the life insurance subsidiary which were recorded in OGF/PFG's historical income statement.

(F7) To eliminate historical OGF/PFG expenses that will not continue under the Company's ownership. Such costs are primarily the result of OGF/PFG personnel whose positions were permanently eliminated in anticipation of the acquisition of OGF/PFG by the Company.

(F8) To record interest expense on amounts borrowed under the French Revolving Credit Agreement ($589,570,000) at 6.10% which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the year ended December 31, 1994 applied to a French franc balance as of June 30, 1995 and translated at a weighted average exchange rate for the year ended December 31, 1994. At August 25, 1995, the borrowing rate was 5.98%.

(F9) To eliminate interest expense on amounts borrowed under the French Revolving Credit Agreement that the Company intends to repay with $183,180,000 of OGF/PFG cash acquired. OGF/PFG received substantially all of this cash from the sale, in 1994, of its investment in PG to the Company. The reduction was calculated using a weighted average annual interest rate of 6.10%, which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the year ended December 31, 1994 applied to a French franc balance as of June 30, 1995 and translated at the weighted average exchange rate for the year ended December 31, 1994. At August 25, 1995, the borrowing rate was 5.98%.

(F10) To eliminate OGF/PFG historical interest income earned on OGF/PFG excess cash ($183,180,000) that the Company intends to use to partially repay borrowings under the French Revolving Credit Agreement.

(F11) To eliminate OGF's year ended 1994 charge for the minority interest in PFG assuming acquisition of 100% of PFG by the Company.

(F12) To eliminate the gain on sale of PG. The Company purchased PG, which was an equity investee of OGF, in 1994.

(F13) To record the tax effect of the OGF/PFG pro forma adjustments.

The following adjustments were made to the historical financials of GSG and PG in order to restate historical financial statements to US GAAP (included in the unaudited pro forma combined statement of income for the year ended December 31, 1994 in the column captioned "1994 Historical - GSG & PG and Other Acquired Companies"):

                                        Historic Amounts                                    As reported in Unaudited
                                    Converted to US Dollars          Adjustments to            Pro Forma Combined
                                          in UK GAAP*                   US GAAP                Statement of Income
                                    -----------------------      ---------------------      ------------------------
                                        GSG          PG            GSG            PG            GSG           PG
                                    ---------    ----------      --------      -------      ---------     ----------
 Revenues   . . . . . . . . . .      $ 33,714    $ 52,484        $    -        $     -        $33,714     $  52,484
 Costs and expenses   . . . . .       (26,682)    (40,365)         (184)(1)       (205)(1)    (27,254)      (42,684)
                                                                   (388)(2)     (2,114)(2)
 Interest expense and other . .          (731)       (405)            -              -           (731)         (405)
 Provision for income taxes . .        (2,079)     (3,689)           60 (1)         67 (1)     (2,019)       (3,622)
                                     --------    --------        ------        -------        -------     ---------
 Net income   . . . . . . . . .      $  4,222    $  8,025        $ (512)       $(2,252)       $ 3,710     $   5,773
                                     ========    ========        ======        =======        =======     =========

---------------
*One UK pound sterling equivalent to $1.52, which represents the average exchange rate for the eight months ended August 31, 1994.

(1)   To depreciate buildings straight-line over 50 years for GSG and PG.
(2)   To amortize PG's historical goodwill balance straight-line over 40 years.

The following adjustments were made to the historical financials of OGF/PFG in order to restate historical financial statements to US GAAP:

                                                    Historic Amounts                           As reported in Unaudited
                                                Converted to US Dollars     Adjustments to        Pro Forma Combined
                                                       in F GAAP               US GAAP            Statement of Income
                                                -----------------------     --------------     ------------------------
  Revenues  . . . . . . . . . . . . . . . . .        $      500,884         $      8,257  (3)          $    509,141
  Costs and expenses  . . . . . . . . . . . .              (467,825)                 472  (2)              (471,390)
                                                                                      18  (5)
                                                                                  (4,055) (3)
  Other income (expense)  . . . . . . . . . .               (18,044)                (129) (1)               (18,075)
                                                                                    (384) (2)
                                                                                     136  (3)
                                                                                     350  (4)
                                                                                      (4) (5)
  Gain on sale of subsidiaries. . . . . . . .                57,474                 -                        57,474
  Provision for income taxes  . . . . . . . .               (18,927)              (1,019) (4)               (21,176)
                                                                                      (6) (5)
                                                                                  (1,224) (3)
                                                     --------------         ------------               ------------
  Net income  . . . . . . . . . . . . . . . .        $       53,562         $      2,412               $     55,974
                                                     ==============         ============               ============

---------------
*One French franc equivalent to $.1802, which represents the average exchange rate for the year ended December 31, 1994.

(1) To record the effect of Statement of Financial Accounting Standards ("FAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities".
(2) To record capital leases to comply with FAS No. 13 "Accounting for Leases".
(3) To consolidate OGF/PFG's wholly owned life insurance subsidiary, which was recorded under the equity method of accounting by OGF/PFG, to comply with FAS No. 94 "Consolidation of All Majority-Owned Subsidiaries", FAS No. 60 "Accounting and Reporting by Insurance Enterprises" and FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments".
(4)   To record FAS No. 109 "Accounting for Income Taxes".
(5) To record FAS No. 87 "Employers' Accounting for Pension" and FAS No. 106 "Employers' Accounting for Post-retirement Benefits Other Than Pensions".

                      Service Corporation International
               Unaudited Pro Forma Combined Statement of Income
                        Six Months Ended June 30, 1995
                    (Thousands, except per share amounts)


                                                                   Historical
                                                       -----------------------------------
                                             The                                   Other                        Pro Forma
                                           Company                                Acquired      Pro Forma       Combined
                                         Historical    OGF/PFG      Gibraltar    Companies     Adjustments        Total
                                         ----------    -------      ---------    ---------     -----------       --------
 Revenues                                 $701,762     $272,632      $45,556      $18,439      $  (843) (G1)     $1,034,319
                                                                                                (3,227) (G2)
 Costs and expenses                       (479,105)    (257,606)     (38,031)     (16,370)         362  (G1)       (778,180)
                                                                                                 4,222  (G2)
                                                                                                 1,019  (G3)
                                                                                                   112  (G4)
                                                                                                  (718) (G5)
                                                                                                   479  (O1)
                                                                                                  (470) (C1)
                                                                                                   (32) (C2)
                                                                                                   857  (F1)
                                                                                                (1,409) (F2)
                                                                                                12,670  (F3)
                                                                                                (6,822) (F4)
                                                                                                   (52) (F5)
                                                                                                   362  (F6)
                                                                                                 2,352  (F7)
                                          --------     --------      -------      -------      -------           ----------
 Gross profit                              222,657       15,026        7,525        2,069        8,862              256,139
 General and administrative expenses       (23,471)        -            -            -            -                 (23,471)
                                          --------     --------      -------      -------      -------           ----------
 Income from operations                    199,186       15,026        7,525        2,069        8,862              232,668
 Interest expense                          (52,809)      (1,901)      (2,361)        (308)       2,144  (G6)        (79,028)
                                                                                                (4,503) (G7)
                                                                                                (2,714) (O1)
                                                                                                (2,467) (C3)
                                                                                               (20,468) (F8)
                                                                                                 6,359  (F9)
 Dividends on preferred securities
  of SCI Finance LLC                        (5,391)      -            -            -              -                  (5,391)
 Other income (expense)                      3,073        4,111          (47)      -             1,451  (C4)          5,305
                                                                                                 3,185 (F10)
                                                                                                (6,468)(F11)
                                          --------     --------      -------      -------      -------           ----------
 Income before income taxes                144,059       17,236        5,117        1,761      (14,619)             153,554
 Provision for income taxes                (56,039)      (8,857)      (2,121)        (685)         872  (O2)        (60,700)
                                                                                                 1,100  (C5)
                                                                                                   602  (G8)
                                                                                                 4,428 (F12)
                                          --------     --------      -------      -------      -------           ----------
 Net income                                $88,020       $8,379       $2,996       $1,076      $(7,617)            $ 92,854
                                          ========     ========      =======      =======      =======           ==========
 Earnings per share:
      Primary                                $0.91                                                                 $   0.93
                                          ========                                                               ==========
      Fully diluted                          $0.85                                                                 $   0.86
                                          ========                                                               ==========
                                                                                                 3,287  (G9)
      Primary weighted average shares       96,729                                                 147  (O3)        100,163
                                          ========                                                               ==========

      Fully diluted weighted average                                                             3,287  (G9)
          shares                           112,611                                                 147  (O3)        116,045
                                          ========                                                               ==========


----------------------

See note (F13) to this unaudited pro forma combined statement of income for the six months ended June 30, 1995.

                       SERVICE CORPORATION INTERNATIONAL
         NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1995


1995 OTHER ACQUIRED COMPANIES
(O1) To record a reduction to costs and expenses for the 1995 Other Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $1,860,000 offset in part by additional costs and expenses of $1,381,000 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

      Interest expense was added for debt and convertible debentures, issued in the purchase of the 1995 Other Acquired Companies, at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at the Company's weighted average borrowing rate of 6.14% for the six months ended June 30, 1995, under its existing revolving credit facilities. At August 25, 1995, the borrowing rate was 5.90%.

(O2) To record the tax effect for the 1995 Other Acquired Companies pro forma adjustments.

(O3) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1995 and June 30, 1995 in respect to the acquisition of the 1995 Other Acquired Companies would have been outstanding for the six months ended June 30, 1995 if all of such acquisitions had occurred as of January 1, 1994.


CANADA
(C1) To record the additional amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of the SCIC minority interest.

(C2)  To record the additional costs of SCIC's cemetery interment rights sold.

(C3) To record the estimated interest expense for the purchase price of the SCIC minority interest ($61,293,000) assumed to have been borrowed by the Company under its existing revolving credit facilities. The calculation was based on a weighted average annual three month Canadian banker's acceptance borrowing rate plus 25 basis points for the six months ended June 30, 1995 (8.05%). At August 25, 1995, the borrowing rate was 6.71%.

(C4)  To eliminate the 1995 SCIC minority interest charge.

(C5) To record the tax effect for SCIC's minority interest pro forma adjustments.

GIBRALTAR
(G1) To conform Gibraltar's prearranged funeral accounting to the Company's. The revenue adjustment includes $604,000 of revenue relating to earnings on amounts held in trust which Gibraltar recognized currently which would be deferred under the Company's accounting policies and $239,000 of revenue recognized by Gibraltar relating to certain prearranged funeral payments not required to be held in trust which would also be deferred under the Company's accounting policies. The adjustment to costs and expenses for $362,000 relates to prearranged funeral selling expenses that would be capitalized under the Company's accounting policies but were recognized currently by Gibraltar.

(G2) To conform Gibraltar's cemetery accounting to the Company's. This includes an adjustment to reclassify $3,227,000 of revenues and costs and expenses relating to contract cancellations. In addition, this adjustment includes a reduction of Gibraltar's historical costs and expenses for $995,000, representing reduced cost accruals for certain cemetery sales.

(G3) To eliminate Gibraltar corporate expenses consisting primarily of former owner salaries and duplicate home office personnel expenses.

(G4)  To eliminate the historical Gibraltar goodwill amortization expense.

(G5) To record the additional cost of Gibraltar's cemetery interment rights sold.

(G6) To eliminate the interest expense on Gibraltar debt assumed to be repaid by the Company.

(G7) To record additional interest expense for the cash portion of the purchase price assumed to be borrowed by the Company under its existing revolving credit facilities. The Company's weighted average borrowing rate for such revolving credit facilities was 6.14% for the six months ended June 30, 1995. At August 25, 1995, the borrowing rate was 5.90%.

(G8)  To record the tax effect of Gibraltar's pro forma adjustments.

(G9) To reflect the issuance of 3,286,759 shares in respect to the acquisition of Gibraltar that would have been outstanding if the acquisition had occurred as of January 1, 1995. The shares were assumed to be issued at $35 per share representing the average stock price on August 25, 1995.


OGF/PFG
(F1)  To eliminate the historical OGF/PFG goodwill amortization expense.

(F2) To record the amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of OGF/PFG by the Company.

(F3) To eliminate OGF/PFG's historical depreciation expense which was calculated using shorter depreciable asset lives than does the Company under its accounting policies. Additionally, OGF/PFG, for certain assets, used accelerated depreciation methods. The Company uses a straight-line method of depreciation expense recognition.

(F4) To record the depreciation expense on OGF/PFG's property, plant and equipment using the Company's depreciation policies based on the current fair value.

(F5) To record the amortization of the present value of future profits related to OGF/PFG's life insurance subsidiary, net of the amount allocated to policyholders, under French insurance regulations.

(F6) To eliminate the amortization of deferred acquisition costs related to the life insurance subsidiary which were recorded in OGF/PFG's historical income statement.

(F7) To eliminate historical OGF/PFG expenses that will not continue under the Company's ownership. Such costs are primarily the result of OGF/PFG personnel whose positions were permanently eliminated and professional expenses incurred in anticipation of the acquisition of OGF/PFG by the Company.

(F8) To record interest expense on amounts borrowed under the French Revolving Credit Agreement ($589,570,000) at 7.22% which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the six months ended June 30, 1995 applied to a French franc balance as of June 30, 1995 and translated at the weighted average exchange rate for the six months ended June 30, 1995. At August 25, 1995, the borrowing rate was 5.98%.

(F9) To eliminate interest expense on amounts borrowed under the French Revolving Credit Agreement that the Company intends to repay with $183,180,000 of OGF/PFG cash acquired. OGF/PFG received substantially all of this cash from the sale, in 1994, of its investment in PG to the Company. The reduction was calculated using a weighted average annual interest rate of 7.22%, which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the six months ended June 30, 1995 applied to a French franc balance as of June 30, 1995 and translated at the weighted average exchange rate for the six months ended June 30, 1995. At August 25, 1995, the borrowing rate was 5.98%.

(F10) To eliminate OGF's six month charge for the minority interest in PFG assuming acquisition of 100% of PFG by the Company.

(F11) To eliminate OGF/PFG historical interest income earned on OGF/PFG excess cash ($183,180,000) that the Company intends to use to partially repay borrowings under the French Revolving Credit Agreement.

(F12) To record the tax effect of the OGF/PFG pro forma adjustments.

(F13) The earnings of OGF/PGF's life insurance subsidiary for the six months ended June 30, 1995 included realized losses on sales of portfolio debt securities. The net effect of the debt security sales, after profit participation by policyholders, was a loss before income taxes of approximately US $7,950,000. On August 25, 1995, the Company adopted a policy with respect to OGF/PFG's life insurance subsidiary to hold all debt securities to maturity. Had the Company's investment policy been in effect during the period, such security sales would not have occurred.

The following adjustments were made to the historical financials of OGF/PFG in order to restate historical financial statements to US GAAP:

                                                    Historic Amounts                           As reported in Unaudited
                                                Converted to US Dollars     Adjustments to        Pro Forma Combined
                                                       in F GAAP               US GAAP           Statement of Income
                                                -----------------------     --------------     ------------------------
Revenues  . . . . . . . . . . . . . . . . . .        $      275,318         $         78  (1)          $    272,632
                                                                                  (2,764) (3)

Costs and expenses  . . . . . . . . . . . . .              (254,536)                 260  (2)              (257,606)
                                                                                    (755) (5)
                                                                                  (2,575) (3)

Other income (expense)  . . . . . . . . . . .                 3,901                  (29) (1)                 2,210
                                                                                    (200) (2)
                                                                                  (1,500) (3)
                                                                                    (133) (4)
                                                                                     171  (5)

Provision for income taxes  . . . . . . . . .                (9,020)                (104) (4)                (8,857)
                                                                                     267  (5)
                                                     --------------         ------------               ------------
Net income  . . . . . . . . . . . . . . . . .        $       15,663         $     (7,284)              $      8,379
                                                     ==============         ============               ============

--------------
*One French franc equivalent to $.1983, which represents the average exchange rate for the six months ended June 30, 1995.

(1) To record the effect of Statement of Financial Accounting Standards ("FAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities".
(2) To record capital leases to comply with FAS No. 13 "Accounting for Leases".
(3) To consolidate OGF/PFG's wholly owned life insurance subsidiary, which was recorded under the equity method of accounting by OGF/PFG, to comply with FAS No. 94 "Consolidation of All Majority-Owned Subsidiaries", FAS No. 60 "Accounting and Reporting by Insurance Enterprises" and FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments". The earnings of OGF/PFG's life insurance subsidiary for the six months ended June 30, 1995 included realized losses on sales of debt securities. The net effect of the debt security sales, after profit participation by policyholders, was a loss before income taxes of approximately US $7,950,000.
(4)   To record FAS No. 109 "Accounting for Income Taxes".
(5) To record FAS No. 87 "Employers' Accounting for Pension" and FAS No. 106 "Employers' Accounting for Post-retirement Benefits Other Than
      Pensions".




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


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 12, 1995

                                        SERVICE CORPORATION INTERNATIONAL



                                        /s/ George R. Champagne
                                        --------------------------------------
                                        George R. Champagne
                                        Senior Vice President
                                        Chief Financial Officer
                                        (Principal Financial Officer)




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